UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  August 9, 2012

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35113	20-8536244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 288-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 9, 2012, GNC Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, Goldman, Sachs & Co., as sole underwriter (the “Underwriter”), Ares Corporate Opportunities Fund II, L.P. (“Ares”) and Ontario Teachers’ Pension Plan Board (together with Ares, the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell 10,000,000 shares (the “Offering Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), to the Underwriter at a price of $38.42 per share (the “Offering”).  The Offering is expected to close on August 14, 2012, subject to the satisfaction of customary closing conditions.  The Company is not selling any shares in the Offering and will not receive any proceeds from the Offering.

The Offering is being made pursuant to a prospectus supplement, dated August 9, 2012, to the prospectus, dated August 9, 2012, included in the Company’s registration statement on Form S-3 (File No. 333-183188), which was filed with the Securities and Exchange Commission (the “Commission”) on August 9, 2012.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Offering Shares by the Selling Stockholders to the Underwriter, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

Repurchase Agreement

On August 9, 2012, the Company entered into an agreement (the “Repurchase Agreement”) with Ares to repurchase 6,000,000 shares of Common Stock, immediately following the closing of the Offering, directly from Ares at a price equal to $38.42 per share, which equals the price at which the Selling Stockholders will sell the Offering Shares to the Underwriter (the “Repurchase”).  The Company intends to fund the Repurchase from borrowings under its $200.0 million incremental term loan facility, together with cash on hand.  Each of the consummation of the Repurchase and the closing of the Offering is conditioned upon the other.

The Repurchase will be made pursuant to a previously approved share repurchase program pursuant to which the Company may purchase shares of its outstanding Common Stock representing up to an aggregate of $300.0 million.  Prior to the consummation of the Offering and the Repurchase, the Company had purchased $58.1 million, or 1,500,000 shares, of Common Stock pursuant to such repurchase program.

The foregoing summaries of the material terms of each of the Underwriting Agreement and Repurchase Agreement are qualified in their entirety by the Underwriting Agreement and the Repurchase Agreement, respectively, which are attached as Exhibit 1.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)                           Exhibits:

Exhibit Number	Description

1.1

Underwriting Agreement, dated August 9, 2012, by and among GNC Holdings, Inc., Goldman, Sachs & Co., as sole underwriter, Ares Corporate Opportunities Fund II, L.P. and Ontario Teachers’ Pension Plan Board.

5.1	Opinion of Proskauer Rose LLP.

10.1	Stock Repurchase Agreement, entered into as of August 9, 2012, by and among GNC Holdings, Inc. and Ares Corporate Opportunities Fund II, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2012	GNC HOLDINGS, INC.

	By:	/s/ Gerald J. Stubenhofer
Gerald J. Stubenhofer
Senior Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit Number	Description

1.1

Underwriting Agreement, dated August 9, 2012, by and among GNC, Holdings, Inc., Goldman, Sachs & Co., as sole underwriter, Ares Corporate Opportunities Fund II, L.P. and Ontario Teachers’ Pension Plan Board.

5.1	Opinion of Proskauer Rose LLP.

10.1	Stock Repurchase Agreement, entered into as of August 9, 2012, by and among GNC Holdings, Inc. and Ares Corporate Opportunities Fund II, L.P.